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As filed with the Securities and Exchange Commission on September 30, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prudential Public Limited Company
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

12 Arthur Street,
London EC4R 9AQ, England
+(44) 20 7220 7588
(Address and Telephone Number of Registrant's Principal Executive Offices)

Jackson National Life Insurance Company
1 Corporate Way
Lansing, MI 48951
(517) 887-5049
Attention: General Counsel
(Name, Address and Telephone Number of Agent For Service)

Copies to:

Sebastian R. Sperber, Esq. Cleary Gottlieb Steen & Hamilton LLP City Place House, 55 Basinghall Street London EC2V 5EH, England	Philip J. Boeckman, Esq. Cravath, Swaine & Moore LLP CityPoint, One Ropemaker Street London EC2Y 9HR, England

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)

Senior Debt Securities
Subordinated Debt Securities
Preference Shares(2)(3)

(1)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee except, pursuant to Rule 457(p), for US$186,415, which dollar amount represents registration fees transferred pursuant to Rule 457(p) to Registration Statement No. 333-153367 filed on September 8, 2008 using registration fees associated with unsold securities registered pursuant to Registration Statement No. 333-117208 filed on July 7, 2004.

(2)
Also includes such indeterminate amounts of Preference Shares as may be issued upon conversion of or in exchange for any Subordinated Debt Securities that provide for conversion or exchange into Preference Shares.

(3)
The Preference Shares will be represented by American Depositary Shares, each of which represents one Preference Share. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of the Preference Shares registered hereby have been registered pursuant to Registration Statement No. 333-117706.

Prospectus

Prudential plc

Senior Debt Securities
Subordinated Debt Securities
Preference Shares
American Depositary Shares

       We may from time to time offer to sell:

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  Senior Debt Securities;

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  Subordinated Debt Securities;

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  Preference Shares; and

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  American Depositary Shares.

       This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities that we are offering and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of these securities.

       This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

       Investing in the securities involves risks. You should carefully consider the risks discussed in Item 3 "Risk Factors" of Prudential's most recent annual report on Form 20-F and in any prospectus supplement accompanying this prospectus before you invest in any of these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 30, 2011.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf registration process, we may sell the Senior Debt Securities, Subordinated Debt Securities, Preference Shares and American Depositary Shares (collectively, the "securities") described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        As used in this prospectus and in your prospectus supplement, the terms "Prudential," "we," "us" and "our" each refer to Prudential plc.

        In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on the stabilizing manager or any of its agents to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

FINANCIAL INFORMATION

        We have derived the financial data set forth in this prospectus from year-end figures in our audited consolidated financial statements and interim figures in our unaudited consolidated financial statements. Both the audited consolidated financial statements and unaudited consolidated financial statements from which such financial data was derived were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB) and as endorsed by the European Union (EU) ("IFRS"). The condensed financial statement schedule set forth in our most recent annual report on Form 20-F has been prepared in accordance with U.K. generally accepted accounting practice ("U.K. GAAP").

        Our consolidated financial statements are published in pounds sterling. In this prospectus and any prospectus supplement, "U.S. dollars" or "$" refers to the U.S. currency, "pounds sterling," "£" or "pence" refers to the U.K. currency, and "euro" or "€" refers to the currency established for participating members of the European Union as of the beginning of stage three of the European Monetary Union on January 1, 1999.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

        We are an English public limited company. Most of our directors and executive officers (and the experts named in this prospectus or in documents incorporated by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Slaughter and May, that there is doubt as to enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. Any final or conclusive judgment for a definitive sum of money obtained in the courts of the United States (or any political subdivision thereof) in any suit, action or proceedings arising out of or in connection therewith, would, however, be enforced by the English courts, without re-examination or re-litigation of the matters adjudicated upon, provided that, among other things:

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  the judgment was not obtained by fraud;

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  the enforcement of the judgment would not be contrary to English public policy;

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  the judgment was not obtained in proceedings contrary to natural justice;

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  the judgment is not for multiple damages;

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  the English proceedings were commenced within the relevant limitation period (typically, six years after the date of judgment); or

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  the judgment is not inconsistent with an English judgment in respect of the same matter.

        A foreign judgment may be "final and conclusive" though it is subject to appeal. An English court may stay proceedings if concurrent proceedings are being brought elsewhere.

EXCLUSIVE JURISDICTION

        Under our Articles of Association, any proceeding, suit or action between a shareholder and Prudential and/or our directors arising out of or in connection with the Articles of Association or otherwise, between Prudential and any of our directors (to the fullest extent permitted by law), between a shareholder and our professional service providers and/or between Prudential and our professional service providers (to the extent such proceeding, suit or action arises in connection with a proceeding, suit or action between a shareholder and such professional service provider) may only be brought in the courts of England and Wales.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC on or after September 10, 2002 are also available on the website maintained by the SEC at http://www.sec.gov. The address of the SEC's website is provided solely for the information of prospective investors and is not intended to be an active link.

        The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be an integral part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

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  our annual report on Form 20-F for the year ended December 31, 2010 (the "2010 20-F");

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  our Half Year Financial Report on Form 6-K furnished to the SEC on September 30, 2011;

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  any future annual reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of any offering contemplated by this prospectus; and

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  any future reports on Form 6-K that we may furnish to the SEC under the Exchange Act, including future Half Year Financial Reports, but only to the extent that such reports expressly state that we incorporate them by reference herein.

        All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we incorporate by reference herein. You may request a copy of these documents at no cost to you by writing or telephoning us at our principal executive offices, located at 12 Arthur Street, London EC4R 9AQ, England, +(44) 20 7220 7588, Attention: Group Secretarial.

        Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in the prospectus will not be affected by the replacement of this superseded information nor will an investor's ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the I delivery of the superseding information.

        For further information regarding the ways in which we are regulated, including the details of how our regulatory capital is calculated for the purposes of the U.K. Financial Services Authority (the "FSA"), please refer to the FSA's website (www.fsa.gov.uk).

FORWARD-LOOKING STATEMENTS

        This prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplements may contain "forward-looking statements" with respect to certain of Prudential's plans and its goals and expectations relating to its future financial condition, performance, results, strategy and objectives. Statements that are not historical facts, including statements about Prudential's beliefs and expectations, are forward-looking statements. These statements are based on plans, estimates and projections as at the time they are made, and therefore undue reliance should not be placed on them. By their nature, all forward-looking statements involve risk and uncertainty. A number of important factors could cause Prudential's actual future financial condition or performance or other indicated results to differ materially from those indicated in any forward-looking statement. Such factors include, but are not limited to, future market conditions, fluctuations in interest rates and exchange rates, and the performance of financial markets generally; the policies and actions of regulatory authorities, including, for example, new government initiatives related to the financial crisis and the effect of the European Union's "Solvency II" requirements on Prudential's capital maintenance requirements; the impact of competition, inflation, and deflation; experience in particular with regard to mortality and morbidity trends, lapse rates and policy renewal rates; the timing, impact and other uncertainties of future acquisitions or combinations within relevant industries; the impact of changes in capital, solvency standards or accounting standards, and tax and other legislation and regulations in the jurisdictions in which Prudential and its affiliates operate; and the impact of legal actions and disputes. These and other important factors may for example result in changes to assumptions used for determining results of operations or re-estimations of reserves for future policy benefits. Further discussion of these and other important factors that could cause Prudential's actual future financial condition or performance or other indicated results to differ, possibly materially, from those anticipated in Prudential's forward-looking statements can be found in Item 3 "Risk Factors" of Prudential's most recent annual report on Form 20-F filed with the SEC and in any accompanying prospectus supplements.

        Any forward-looking statements contained in this prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplements speak only as of the date on which they are made. Prudential may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, as well as in its annual report and accounts to shareholders, proxy statements, offering circulars, registration statements, prospectuses, prospectus supplements, press releases and other written materials and in oral statements made by directors, officers or employees of Prudential to third parties, including financial analysts. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Item 3 "Risk Factors" of Prudential's most recent annual report on Form 20-F filed with the SEC and in any accompanying prospectus supplements. These risk factors are not exhaustive as Prudential operates in a continually changing business environment with new risks emerging from time to time that it may be unable to predict or that it currently does not expect to have a material adverse effect on its business. Prudential undertakes no obligation to update the forward-looking statements contained in this prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplements or any other forward-looking statements it may make, whether as a result of future events, new information or otherwise except as required pursuant to the U.K. Prospectus Rules, the U.K. Listing Rules, the U.K. Disclosure and Transparency Rules, the Hong Kong listing rules, or the SGX-ST listing rules.

PRUDENTIAL PLC

        Prudential is an international financial services group with significant operations in Asia, the United States and the United Kingdom. Prudential has been in existence for over 160 years, serves over 25 million customers and has £350 billion of assets under management (as at June 30, 2011). Prudential is not affiliated with Prudential Financial, Inc. or its subsidiary, Prudential Insurance Company of America. Prudential's principal executive offices are located at 12 Arthur Street, London EC4R 9AQ, England and its telephone number at this location is +(44) 20 7220 7588.

 USE OF PROCEEDS

        Except as otherwise specified in any prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be used for our operations or for other general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with IFRS:

	Six Months Ended June 30,	Year Ended December 31,
	2011	2010	2009	2008(5)	2007	2006
	IFRS
Historical Ratio of Earnings(1) to Fixed Charges(2)	6.3	5.5	4.9	—	2.2	2.9
Supplemental(3) Ratio of Earnings(3) to Fixed Charges(4)	7.6	5.3	3.8	—	4.9	6.1

Notes:

(1)
For the purposes of calculating the ratios, earnings on the historical basis represent profit (loss) from continuing operations before tax (being tax attributable to shareholders' and policyholders' returns) and non-controlling interests, plus fixed charges and after deduction of the undistributed income from associates accounted for under the equity method. Accordingly, the profit (loss) before tax and non-controlling interests on each basis has been restated for any business disposals and closures in later years, where applicable. In particular, the profit for 2007 and 2006 as shown in the table above excluded the profit (loss) from the discontinued UK banking operations following the sale on May 1, 2007 of Egg Banking plc. On the other hand, fixed charges, included in the historical ratios, comprise interest from both continuing and discontinued operations.

Profit from continuing operations before tax (being tax attributable to shareholders' and policyholders' returns) is the formal profit before tax measure under IFRS but is not the result attributable to shareholders.

(2)
Fixed charges, included in the historical ratios, consist of interest expensed in the income statement and interest payments on lease obligations for land and buildings but exclude interest expense on tax liabilities. Due to the complexity of determining the interest portion of lease payments on land and buildings, one-third of our lease payments on land and buildings has been included in fixed charges to represent a reasonable approximation of interest payments on these obligations. Fixed charges also include product-related charges. Product-related fixed charges consist of interest credited to policyholders on wholesale funding arrangements, Guaranteed Investment Contracts and certain annuity products entered into by Jackson. Further, the fixed charges for 2007 and 2006 include interest of the discontinued UK banking operations (sold in May 2007) comprising interest payable on their structural borrowings, debt held for trading purposes, customer accounts and deposits by banks.

(3)
Management believes that the supplemental ratios are more indicative of the ability to cover our fixed charges than the historical ratios. Presentation of the supplemental ratios is neither required nor encouraged by the SEC.

On the supplemental basis, the profit included in earnings represents profit from continuing operations before tax attributable to shareholders.

(4)
Fixed charges incorporated in the supplemental ratios are fixed charges explained in (2) above, but exclude product-related fixed charges, fixed charges from discontinued operations, fixed charges on non-recourse borrowings and also those which are borne by the with-profits funds. Our earnings in respect of with-profit funds reflect up to one-ninth of the value of bonuses paid to policyholders, which are not directly affected by the amount of fixed charges incurred by the funds.

Exclusion of fixed charges borne by with-profit funds from those included within supplemental ratios reflects the regulatory structures and accounting bases of profit recognition that attach to these particular types of with-profits business. The nature and operation of the profit sharing arrangement between policyholders and shareholders regarding results of the with-profits funds business is distinctive to the U.K. and certain Asian operations. Separate legally ring-fenced funds are maintained in our group companies having with-profits business. Shareholder funds are only entitled to receive profit distributions from the with-profits funds as a function of profit participation bonuses distributed or credited to policyholders. In the case of the Scottish Amicable Insurance Fund ("SAIF"), shareholders are not entitled to any profit from the fund other than investment management fees. Earnings from with-profits business are recognized only when with-profits bonuses are declared and the shareholders' share of bonuses is transferred to shareholders' equity. Fixed charges incurred by with-profits funds do not directly impact the level of bonuses, and therefore do not directly impact earnings.

An explanation of the basis of profits under IFRS for with-profits business is included in the 2010 Form 20-F incorporated by reference herein under "Item 5—Operating and Financial Review and Prospects—Factors Affecting Results of Operations—IFRS Critical Accounting Policies—Insurance Contracts" and "Item 5—Operating and Financial Review and Prospects—

  Explanation of Movements in Profits After Tax and Profits Before Shareholder Tax by Reference to the Basis Applied for Segmental Disclosure—Summary by Business Segment and Geographical Region—United Kingdom—Basis of Profits—With-Profits Products."

  Fixed charges on non-recourse borrowings issued by investment subsidiaries managed by PPM America (our U.S. fund management operation) and by the Piedmont trust entity subsidiary (an 80% Jackson-held static trust formed as a result of a securitization of asset-backed securities in 2003) are excluded.

  On the supplemental basis, after adjusting for the items described above, fixed charges consist of mainly interest arising on the core structural borrowings of Prudential plc (and related finance subsidiaries) required to support Prudential's main business activities and other borrowings such as commercial paper, floating and medium term notes, which are borrowings that support a short-term fixed income securities reinvestment program.

(5)
Net losses meant that earnings were insufficient to cover fixed charges on the historical and supplemental basis for the year ended December 31, 2008 by £2,074 million and £450 million, respectively.

        We have not presented a table of combined fixed charges and preference dividends to earnings ratios. There is no difference between the ratios shown in the table of earnings to fixed charges above and those calculated for the ratio of combined fixed charges and preference dividends to earnings as we have not historically paid out any preference dividends.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

        As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our senior debt securities (the "Senior Debt Securities") will be issued under and governed by a document called an indenture. The senior indenture relating to the Senior Debt Securities is a contract between us, as issuer, and Wilmington Trust Company, as senior trustee. The senior trustee has two main roles:

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  first, the senior trustee can enforce your rights against us if we default. There are some limitations on the extent to which the senior trustee acts on your behalf, described under "—Defaults, Remedies and Waivers of Default"; and

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  second, the senior trustee performs administrative duties for us, such as sending you interest payments and sending you notices.

        The senior indenture and its associated documents, including any supplemental indenture relating to a particular series of Senior Debt Securities and the Senior Debt Securities in question, contain the full text of the matters summarized in this section and in your prospectus supplement. The senior indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indentures relating thereto will be filed as exhibits to future filings with the SEC from time to time. See "Where You Can Find More Information" above for information on how to obtain copies.

        The statements and descriptions in this prospectus or in any prospectus supplement regarding the provisions of the senior indenture and the Senior Debt Securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the senior indenture (together with any related amendments or supplements thereto) and the Senior Debt Securities themselves, including the definitions therein of certain terms. Although we will include in a supplement to this prospectus the specific terms of each series of Senior Debt Securities being offered, the senior indenture (together with any related amendments or supplements thereto) and the Senior Debt Securities themselves, and not any summary of the terms thereof, will govern the rights of holders of the Senior Debt Securities.

General

        The senior indenture does not limit the aggregate principal amount of Senior Debt Securities that we may issue thereunder. We may issue such securities from time to time in one or more series. All Senior Debt Securities of any one series need not be issued at the same time.

        Your prospectus supplement will describe the specific terms of your Senior Debt Securities, including some or all of the following terms:

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  the designation, authorized denominations and aggregate principal amount of the series of Senior Debt Securities;

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  the stated maturity of your Senior Debt Securities;

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  the price or prices at which the Senior Debt Securities will be originally issued, expressed as a percentage or percentages of the principal amount of the Senior Debt Securities of the same series, and the original issue date or dates or periods during which the Senior Debt Securities may be issued;

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  the date or dates on which (or, if applicable, the range of dates within which) any payment of principal, interest or premium on your Senior Debt Securities will be payable (or the manner of determining the same), and the record date for any such payment;

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  the place or places at which any payments on your Senior Debt Securities will be payable, where any transfer, conversion or exchange will occur and where notice or demands to or upon us may be served;

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  if interest is payable, the interest rate or rates, or how the interest rate or rates may be determined;

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  the terms and conditions of any mandatory or optional redemption, repayment or repurchase of your Senior Debt Securities, including, if applicable, notice requirements, legal and regulatory requirements, redemption, repayment or repurchase dates, periods and prices or amounts;

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  the manner in which the amount of any payments on your Senior Debt Securities may be determined by reference to an index or formula, or other reference asset or factors;

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  the currency or currencies in which your Senior Debt Securities are denominated, and in which we will make any payments;

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  if we or you have the right to elect the currency or currencies in which any payments on your Senior Debt Securities will be made, the currency or currencies that we or you may elect, the terms and conditions applicable to such elections and the time and manner of determining the relevant exchange rate and calculating currency equivalents;

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  the amount, or how to determine the amount, that we will pay you if your Senior Debt Securities are redeemed before their stated maturity or accelerated;

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  provisions, if any, for the satisfaction or discharge of the Senior Debt Securities, or a statement that no such provisions apply;

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  any mandatory or optional sinking funds or analogous provisions;

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  the terms and conditions, if any, under which your Senior Debt Securities may or will be converted into or exchanged for other specified securities, whether issued by Prudential or otherwise;

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  if applicable, the circumstances under which we will pay additional amounts on any Senior Debt Securities and under which we may redeem the Senior Debt Securities of the series if we have to pay additional amounts;

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  any other terms or conditions applicable to payment of any principal, interest or premium on your Senior Debt Securities;

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  any notices to legal or regulatory authorities or consents from legal and regulatory authorities that comprise part of, or are required in order to give effect to, the terms of the Senior Debt Securities of the series;

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  any addition to, elimination of or other change in the events of default or other events permitting remedies that apply to your Senior Debt Securities, and the remedies available following the occurrence thereof;

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  whether the Senior Debt Securities of the series will be issued in whole or in part as one or more global securities and, if so issued, the conditions that must be satisfied before we will issue the Senior Debt Securities in definitive form;

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  any listing of your Senior Debt Securities on a securities exchange;

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  the form of the Senior Debt Securities of the series (including the terms and conditions of such Senior Debt Securities);

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  any restrictions applicable to the offer, sale and delivery of your Senior Debt Securities;

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  the material tax consequences of acquiring, owning and disposing of your Senior Debt Securities under U.S. federal and U.K. income tax laws; and

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  any other terms of the series of Senior Debt Securities, including any addition to, elimination of or other change to the definitions or covenants or to any other terms or conditions set forth in the senior indenture.

        Unless otherwise indicated in your prospectus supplement, holders of Senior Debt Securities will not be entitled to any voting rights except as otherwise described herein.

        Unless otherwise indicated in your prospectus supplement, the provisions of the senior indenture (together with any related amendments or supplements thereto) and the Senior Debt Securities themselves do not afford you protection in the event of a highly leveraged or other transaction involving us that might adversely affect you.

Legal Ownership and Form

        Unless the applicable prospectus supplement provides otherwise, we will issue Senior Debt Securities registered in the name of holders as set out in the books of a security registrar (i.e., in "registered form"). Our obligations, as well as the obligations of the senior trustee and those of any third parties employed by us or the senior trustee, run only to persons who are registered as holders of the Senior Debt Securities.

        Investors who hold Senior Debt Securities in accounts with banks or brokers will generally not be recognized by us as legal holders of the Senior Debt Securities. This is called holding in "street name". Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its Senior Debt Securities, as legal holders. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments, either because they agree to do so in their customer agreements or because they are legally required to do so. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold Senior Debt Securities in that manner or because the Senior Debt Securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

        A global security is a special type of indirectly held security. If Senior Debt Securities in registered form are represented by one or more global securities, we will require that such global securities be registered in the name of a financial institution we select, and not be transferred to the name of any other direct holder unless certain special circumstances described in the section "Global Securities" occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a beneficial interest in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Unless the applicable prospectus supplement provides otherwise, Senior Debt Securities in registered form will be represented by interests in one or more global securities.

        Global securities are further discussed in the section "Global Securities" in this prospectus.

        Please note that when we refer to "you" in this "Description of the Senior Debt Securities", we mean those who invest in the Senior Debt Securities being offered, whether they are the holders or only indirect owners of those securities. When we refer to "your Senior Debt Securities" or words to like effect, we mean the Senior Debt Securities in which you will hold a direct or indirect interest.

Status of the Senior Debt Securities

        The Senior Debt Securities will constitute our direct unsubordinated and (subject to the provisions set forth under "—Senior Debt Securities—Negative Pledge" below) unsecured obligations. In each case, these obligations shall be without any preference among themselves and will rank at least equally with all of our other unsecured and unsubordinated obligations. This will be subject to such exceptions as are from time to time applicable under the laws of the United Kingdom and to laws or legal procedures of general applicability relating to or affecting creditors' rights. Other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions that are different from or which are not contained in the Senior Debt Securities.

  Senior Debt Securities—Negative Pledge

        So long as any Senior Debt Securities remain outstanding, we will not, and will ensure (so far as we can do so by the proper exercise of our voting and other rights or powers of control exercisable in relation to such company) that the principal subsidiary (as defined below) will not create or permit to exist any mortgage or charge upon the whole or any part of our or its undertaking or assets (other than assets representing the fund or funds we maintain, or as the case may be, the principal subsidiary maintains, in respect of long-term business (as defined in the Financial Services and Markets Act 2000 of the United Kingdom)), present or future, to secure payment of any of our present or future Relevant Indebtedness (as defined below), or the present or future relevant indebtedness (as defined below) of any of our subsidiaries (as defined below), or to secure any guarantee or indemnity in respect thereof, without at the same time securing such outstanding Senior Debt Securities and all amounts payable under the senior indenture in respect thereof equally and ratably with the same security as is created or subsisting to secure any such relevant indebtedness, guarantee or indemnity, or such other security as shall be approved by the holders of at least 75% in principal amount of the outstanding Senior Debt Securities of that series.

        "Subsidiary" means, for the purposes of this "Senior Debt Securities—Negative Pledge" section, a company that is a subsidiary of Prudential, within the meaning of Section 1159 of the Companies Act 2006 of Great Britain ("Section 1159"). Section 1159 provides that a company will be our subsidiary where:

  •
  we hold the majority of its voting rights,

  •
  we are a member of it and have the right to appoint or remove a majority of its board of directors,

  •
  we are a member of it and control alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it, or

  •
  such company is a subsidiary of a company that is our subsidiary.

        "Principal subsidiary" means The Prudential Assurance Company Limited for so long as it remains our Subsidiary.

        "Relevant indebtedness" means any indebtedness for borrowed money (other than indebtedness in the form of sterling debenture stock (as defined in the senior indenture) or indebtedness that has a stated maturity not exceeding one year) which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities that, with our agreement or the agreement of any relevant Subsidiary, as the case may be, are quoted, listed, dealt in or traded on a stock exchange or over the counter or other recognized securities market (whether or not distributed by way of private placement), excluding any indebtedness for borrowed money in respect of which the person to whom such indebtedness is owed has no recourse whatsoever to us or the principal subsidiary, as the case may be, for repayment other than recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset.

Defaults, Remedies and Waivers of Default

  Defaults and Remedies

        Unless the applicable prospectus supplement provides otherwise, an "event of default" with respect to each series of Senior Debt Securities shall result if:

  1.
  we do not pay any principal (or premium, if any) on any Senior Debt Security of that series on the due date for payment, or default is made on the payment of interest, and, in each case, such default continues for a period of 14 days from the due date for payment;

  2.
  any covenant or warranty in the senior indenture (other than as stated above with respect to payments when due) has been breached in any material respect and that breach has not been remedied within 30 days of receipt by us of a written notice from the senior trustee, or receipt by us and the senior trustee of written notice of such breach from holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series, requiring that the breach be remedied;

  3.
  either a court of competent jurisdiction issues an order that is not successfully appealed within 30 days, or an effective shareholders' resolution is validly adopted, for our winding up or for the winding up of the principal subsidiary (except, in the case of the principal subsidiary, for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding Senior Debt Securities of that series or in the event of a voluntary solvent winding up where surplus assets are available for distribution);

  4.
  we or the principal subsidiary stop or threaten to stop payments to creditors generally or we or the principal subsidiary cease or threaten to cease to carry on our or its business or substantially the whole of our or its business (except for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding Senior Debt Securities of that series or, in the case of the principal subsidiary, in the event of a voluntary solvent winding up where surplus assets are available for distribution);

  5.
  an encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of our undertaking, property and assets or the whole or substantial part of the undertaking, property and assets of the principal subsidiary, or if a distress or execution is levied or enforced upon or sued out against the whole or any substantial part of our chattels or property or the whole or substantial part of the chattels or property of the principal subsidiary and, in the case of any of the foregoing events, is not discharged within 60 days;

  6.
  we or the principal subsidiary are unable to pay debts within the meaning of Section 123(2) of the Insolvency Act 1986 of the United Kingdom;

  7.
  our indebtedness or the indebtedness of the principal subsidiary for moneys borrowed (as defined below), which indebtedness in respect of any single company has an outstanding aggregate principal amount of at least £30,000,000 (or its equivalent in any other currency or currencies) is not paid on its due date as extended by any applicable grace period and following a demand therefor, or is declared to be or automatically becomes, due and payable prior to its stated maturity by reason of default or if any guarantee or indemnity in respect of indebtedness for moneys borrowed of any third party that we or the principal subsidiary have given (having in respect of any single company an outstanding aggregate principal amount as aforesaid) is not honored when due and called upon and, in any such case, our liability or the liability of the principal subsidiary, as the case may be, to make payment is not being contested in good faith; or

  8.
  the principal subsidiary shall cease to be our subsidiary, except pursuant to an amalgamation, reconstruction or winding-up the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding Senior Debt Securities of that series or a voluntary solvent winding-up where surplus assets are available for distribution.

        "Indebtedness for moneys borrowed" means the principal amount of (i) all moneys borrowed and (ii) all debentures (together in each case with any fixed or minimum premium payable on final redemption or repayment) that neither we nor any of our subsidiaries beneficially owns for the time being.

        For the purposes of paragraph 8 above and the definition of "indebtedness for moneys borrowed," "subsidiary" has the same meaning given to it in "Senior Debt Securities—Negative Pledge."

        If an event of default occurs and is continuing, the senior trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Senior Debt Securities of that series may declare:

  •
  the entire principal amount of (including premium, if any, on) (or, in the case of discounted securities, a lesser amount specified in your prospectus supplement) of all such Senior Debt Securities; and

  •
  if specified in your prospectus supplement, any accrued but unpaid interest payments thereon,

to be due and payable immediately. This is called an acceleration of the maturity. If the maturity of any Senior Debt Securities has been accelerated, but a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of the affected series may, under certain circumstances, cancel the acceleration.

        If an event of default occurs, the senior trustee will have certain additional duties. In that situation, the senior trustee will be obligated to use its rights and powers under the senior indenture, and in so doing, to use the same degree of care and skill in its exercise of the rights and powers vested in it by the senior indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request of any holder of Senior Debt Securities, unless such holder shall have offered to the senior trustee security and indemnity satisfactory to the senior trustee against any loss, liability or expense, and then only to the extent required by the terms of the senior indenture. Subject to these senior indenture provisions for the indemnification of the senior trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series will, subject to certain limitations, have the right to direct the time, method and place of conducting any proceeding seeking any remedy available to the senior trustee.

        Before holders are allowed to bypass the senior trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the Senior Debt Securities, all of the following must generally occur:

  •
  such holders must give the senior trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

  •
  holders of at least 25% of the aggregate principal amount of the outstanding Senior Debt Securities of that series must make a written request that the senior trustee take action because of the event of default, and they or other holders must offer to the trustee indemnity satisfactory to the senior trustee against the cost and other liabilities of taking that action;

  •
  the senior trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of at least 25% of the aggregate principal amount of the outstanding Senior Debt Securities of that series.

        You are, however, entitled at any time to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest as may be set forth in the applicable prospectus supplement, if any, on such Senior Debt Securities on the respective stated maturities, if any, thereof or on the date any such payment is otherwise due and payable as provided in the senior indenture or the Senior Debt Securities.

        The senior trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on the affected Senior Debt Securities, the senior trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.

  We Will Give the Senior Trustee Information about Defaults Annually

        We will furnish the senior trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the senior trustee with written notice within five days of our becoming aware of any event of default, or event that could mature into an event of default, under the senior indenture.

  Waivers of Certain Defaults

        The holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of a particular affected series may generally also waive any events of default. If this happens, the relevant event of default will be treated as if it had not occurred. No one, however, can waive defaults by us in the payment of the principal of (and premium, if any, on) and interest, if any, on any such Senior Debt Securities or in respect of a covenant or a provision that under the senior indenture (together with any related amendments or supplements thereto) cannot be modified or amended without the consent of each holder of the outstanding Senior Debt Securities of such a series.

Consolidation, Merger and Sale or Lease of Assets

        Unless otherwise indicated in your prospectus supplement, we may, without the consent of the holders of any Senior Debt Securities, consolidate with or merge into or transfer or lease our properties and assets substantially as an entirety, provided, however, that any successor corporation formed by any such consolidation or merger or any such transferee or lessee of our assets is a corporation or other person organized and validly existing under the laws of a member country of the Organisation for Economic Co-operation and Development that assumes our obligations on the Senior Debt Securities and the senior indenture, and a number of other conditions are met.

        Note that any such conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the securities or assets or another entity, any transaction that involves a change of control of Prudential but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Modifications

        Under certain circumstances, we can make changes to the senior indenture and the Senior Debt Securities. The following three types of changes are possible.

  Changes Requiring Approval by each Holder

        The first type of change comprises changes that cannot be made without the specific approval of each holder of each affected series of Senior Debt Securities. These include changes that:

  •
  change the stated maturity of the principal, any installment of principal or any interest on any Senior Debt Security;

  •
  reduce the rate or amount of any interest;

  •
  reduce the principal or any premium payable on redemption;

  •
  change the place or currency of payment;

  •
  change the right of holders to waive an existing default by majority vote;

  •
  impair the right to sue for payment;

  •
  reduce the percentage of holders who must consent to a waiver or amendment of the senior indenture or the waiver of defaults; and

  •
  make any change to the list of changes that requires the approval of each holder, including the foregoing.

  Changes Requiring 50% Approval

        The second type of change comprises changes that require approval by the holders of at least 50% of the aggregate principal amount of the outstanding Senior Debt Securities of each affected series. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders in any material respect.

  Changes Not Requiring Approval

        The third type of change does not require any approval by holders of Senior Debt Securities. This type is limited to clarifications and other changes that would not adversely affect holders of the Senior Debt Securities in any material respect.

Waivers of Certain Covenants

        Our obligations to comply with certain restrictive covenants in the senior indenture pertaining to corporate existence and maintenance of certain agencies or as pertain to the negative pledge covenant described under "Senior Debt Securities—Negative Pledge" above may be waived by holders of not less than a majority in aggregate principal amount (or any greater requisite amount, as the case may be) of the outstanding Senior Debt Securities of each affected series. See also the discussion in "—Defaults, Remedies and Waivers of Default—Waivers" with respect to the ability of holders to waive events of default.

Further Issuances

        We may from time to time, without notice to or the consent of the holders of the outstanding Senior Debt Securities of a series, create and issue under the applicable indenture (together with any related amendments or supplements thereto) further Senior Debt Securities of such series ranking pari passu with such outstanding Senior Debt Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Senior Debt Securities or except for the first payment of interest following the issue date of such further Senior Debt Securities) and so that any further Senior Debt Securities of such series shall be consolidated and form a single series with the outstanding Senior Debt Securities of such series and shall have the same terms as to status, redemption or otherwise as such outstanding Senior Debt Securities.

Notices

        Notices to holders of Senior Debt Securities in registered form will be given by mail to the addresses of such holders as they appear in the security register.

Title

        We, the senior trustee and any of our agents or any agents of the senior trustee may treat the registered owner of any Senior Debt Security in registered form as the absolute owner thereof (whether or not such security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Consent to Service; Jurisdiction

        We have appointed Jackson National Life Insurance Company at 1 Corporate Way, Lansing, Michigan 48951, as our authorized agent for service of process in any suit or proceeding to which we are party arising out of or relating to the Senior Debt Securities or the senior indenture that may be instituted in any federal or state court in the Borough of Manhattan in New York City and have submitted to the jurisdiction of those courts. Notwithstanding the foregoing, actions relating to the Senior Debt Securities or the senior indenture may (subject to the limitations on enforcement described in this prospectus and, if applicable, in your prospectus supplement) be instituted by the holder of any Senior Debt Security in any competent court in England and Wales.

Governing Law

        The senior indenture and the Senior Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

        As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our subordinated debt securities (the "Subordinated Debt Securities") will be issued under and governed by a document called an indenture. The subordinated indenture relating to the Subordinated Debt Securities is a contract between us, as issuer, and Deutsche Bank Trust Company Americas, as subordinated trustee. The subordinated trustee has two main roles:

  •
  first, the subordinated trustee can enforce your rights against us if we default. There are some limitations on the extent to which the subordinated trustee acts on your behalf, described under "—Defaults, Remedies and Waivers of Default"; and

  •
  second, the subordinated trustee performs administrative duties for us, such as sending you interest payments and sending you notices.

        The subordinated indenture and its associated documents, including any supplemental indenture relating to a particular series of Subordinated Debt Securities and the Subordinated Debt Securities themselves, contain the full text of the matters summarized in this section and your prospectus supplement. The subordinated indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indentures relating thereto will be filed as exhibits to future filings with the SEC from time to time. See "Where You Can Find More Information" above for information on how to obtain copies.

        The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the subordinated indenture and the Subordinated Debt Securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the subordinated indenture (together with any related amendments or supplements thereto) and the Subordinated Debt Securities themselves, including the definitions therein of certain terms. Although we will include in a supplement to this prospectus the specific terms of each series of Subordinated Debt Securities being offered, the subordinated indenture (together with any related amendments or supplements thereto) and the Subordinated Debt Securities themselves, and not any summary of the terms thereof, will govern the rights of holders of the Subordinated Debt Securities.

General

        The subordinated indenture does not limit the aggregate principal amount of Subordinated Debt Securities that we may issue thereunder. We may issue such securities from time to time in one or more series. All Subordinated Debt Securities of any one series need not be issued at the same time.

        Your prospectus supplement will describe the specific terms of your Subordinated Debt Securities, including some or all of the following terms:

  •
  the designation, authorized denominations and aggregate principal amount of the series of Subordinated Debt Securities;

  •
  whether your Subordinated Debt Securities are dated securities, with a stated maturity or date fixed for redemption (and, if applicable, that stated maturity or date fixed for redemption), or perpetual securities, with no stated maturity or date fixed for redemption;

  •
  the subordination provisions applicable to your Subordinated Debt Securities and the ranking of your Subordinated Debt Securities in relation to other senior and subordinated debt securities of Prudential;

  •
  the price or prices at which the Subordinated Debt Securities will be originally issued, expressed as a percentage or percentages of the principal amount of the Subordinated Debt Securities of the same series, and the original issue date or dates or periods during which the Subordinated Debt Securities may be issued;

  •
  the date or dates on which (or, if applicable, the range of dates within which) any payment of principal, interest or premium on your Subordinated Debt Securities will be payable (or the manner of determining the same), and the record date for any such payment;

  •
  the place or places at which any payments on your Subordinated Debt Securities will be payable, where any transfer, conversion or exchange will occur and where notice or demands to or upon us may be served;

  •
  if interest is payable, the interest rate or rates, or how the interest rate or rates may be determined;

  •
  the terms and conditions, if any, under which interest or other payments may or will be deferred or cancelled;

  •
  the terms and conditions, if any, under which interest or other payments may or will be paid through the direct issuance or grant of other specified securities, whether issued by Prudential or otherwise, or by using funds raised through the issuance of Prudential's ordinary shares or other specified securities;

  •
  the terms and conditions of any mandatory or optional redemption, repayment or repurchase of your Subordinated Debt Securities, including, if applicable, notice requirements, legal and regulatory requirements, redemption, repayment or repurchase dates, periods and prices or amounts;

  •
  the manner in which the amount of any payments on your Subordinated Debt Securities may be determined by reference to an index or formula, or other reference asset or factors;

  •
  the currency or currencies in which your Subordinated Debt Securities are denominated, and in which we will make any payments;

  •
  if we or you have the right to elect the currency or currencies in which any payments on your Subordinated Debt Securities will be made, the currency or currencies that we or you may elect, the terms and conditions applicable to such elections and the time and manner of determining the relevant exchange rate and calculating currency equivalents;

  •
  the amount, or how to determine the amount, that we will pay you if your Subordinated Debt Securities are redeemed before their stated maturity or accelerated;

  •
  provisions, if any, for the satisfaction or discharge of the Subordinated Debt Securities, or a statement that no such provisions apply;

  •
  any mandatory or optional sinking funds or analogous provisions;

  •
  the terms and conditions, if any, under which your Subordinated Debt Securities may or will be converted into or exchanged for Preference Shares or other specified securities, whether issued by Prudential or otherwise;

  •
  the terms and conditions, if any, under which we may elect to vary the terms of your Subordinated Debt Securities;

  •
  any mechanism to effect a temporary or permanent reduction in the principal amount outstanding of the Subordinated Debt Securities of that series;

  •
  if applicable, the circumstances under which we will pay additional amounts on any Subordinated Debt Securities and under which we may redeem the Subordinated Debt Securities of the series if we have to pay additional amounts;

  •
  any other terms or conditions applicable to payment of any principal, interest or premium on your Subordinated Debt Securities;

  •
  any notices to legal or regulatory authorities or consents from legal and regulatory authorities that comprise part of, or are required in order to give effect to, the terms of the Subordinated Debt Securities of the series;

  •
  any events of default, defaults, solvency events or other events permitting remedies that apply to the Subordinated Debt Securities of the series, and the remedies available following the occurrence thereof;

  •
  whether the Subordinated Debt Securities of the series will be issued in whole or in part as one or more global securities and, if so issued, the conditions that must be satisfied before we will issue the Subordinated Debt Securities in definitive form;

  •
  any listing of your Subordinated Debt Securities on a securities exchange;

  •
  the form of the Subordinated Debt Securities of the series (including the terms and conditions of such Subordinated Debt Securities);

  •
  any restrictions applicable to the offer, sale and delivery of your Subordinated Debt Securities;

  •
  the material tax consequences of acquiring, owning and disposing of your Subordinated Debt Securities under U.S. federal and U.K. income tax laws;

  •
  any limitations on the payment of principal, interest or premium imposed by legal or regulatory requirements and/or any legal or regulatory approvals that may be required for any such payment; and

  •
  any other terms of the series of Subordinated Debt Securities, including any addition to, elimination of or other change to the definitions or covenants or to any other terms or conditions set forth in the subordinated indenture.

        Unless otherwise indicated in your prospectus supplement, holders of Subordinated Debt Securities will not be entitled to any voting rights except as otherwise described herein.

        Unless otherwise indicated in your prospectus supplement, the provisions of the subordinated indenture (together with any related amendments or supplements thereto) and the Subordinated Debt Securities themselves do not afford you protection in the event of a highly leveraged or other transaction involving us that might adversely affect you.

Legal Ownership and Form

        Unless the applicable prospectus supplement provides otherwise, we will issue Subordinated Debt Securities registered in the name of holders as set out in the books of a security registrar (i.e., in "registered form"). Our obligations, as well as the obligations of the subordinated trustee and those of any third parties employed by us or the subordinated trustee, run only to persons who are registered as holders of the Subordinated Debt Securities.

        Investors who hold Subordinated Debt Securities in accounts with banks or brokers will generally not be recognized by us as legal holders of the Subordinated Debt Securities. This is called holding in "street name". Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its Subordinated Debt Securities, as legal holders. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments, either because they agree to do so in their customer agreements or because they are legally required to do so. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold Subordinated Debt Securities in that manner or because the Subordinated Debt Securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

        A global security is a special type of indirectly held security. If Subordinated Debt Securities in registered form are represented by one or more global securities, we will require that such global securities be registered in the name of a financial institution we select, and not be transferred to the name of any other direct holder unless certain special circumstances described in the section "Global Securities" occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a beneficial interest in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Unless the applicable prospectus supplement provides otherwise, Subordinated Debt Securities in registered form will be represented by interests in one or more global securities.

        Global securities are further discussed in the section "Global Securities" in this prospectus.

        Please note that when we refer to "you" in this "Description of the Subordinated Debt Securities", we mean those who invest in the Subordinated Debt Securities being offered, whether they are the holders or only indirect owners of those securities. When we refer to "your Subordinated Debt Securities" or words to like effect, we mean the Subordinated Debt Securities in which you will hold a direct or indirect interest.

Status of the Subordinated Debt Securities

        The Subordinated Debt Securities will constitute our direct, subordinated and unsecured obligations. If we become bankrupt or are wound-up or liquidated in England and Wales, the rights of the holders of Subordinated Debt Securities of a particular series will be subordinate in right of payment to the prior payment in full of all claims of "senior creditors" in respect of that series. Unless otherwise specified in your prospectus supplement, the Subordinated Debt Securities do not have the benefit of any negative pledge covenant.

        The term "senior creditors" includes all holders of our unsubordinated obligations (including all Senior Debt Securities). It may also include holders of Subordinated Debt Securities of different series, holders of our other subordinated obligations (whether actual of contingent) and holders of certain classes of our share capital. Your prospectus supplement will define "senior creditors" for the series of Subordinated Debt Securities to which it relates.

        As a result of the foregoing, in the event of any such bankruptcy, winding up or liquidation in England and Wales, our claimants who hold the more senior claims described above may recover more, ratably, than holders of your Subordinated Debt Securities. You should be aware that there are currently no limitations on our ability to issue or guarantee indebtedness that would constitute claims of "senior creditors".

Defaults, Remedies and Waivers of Default

  Defaults and Remedies

        If any "event of default" that applies to your series of Subordinated Debt Securities occurs and is continuing, the subordinated trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Subordinated Debt Securities of that series may declare:

  •
  the entire principal amount of (including premium, if any, on) (or, in the case of Discounted Securities, a lesser amount specified in your prospectus supplement) of all such Subordinated Debt Securities; and

  •
  if specified in your prospectus supplement, any accrued but unpaid interest payments (including, if so specified, any deferred interest) thereon,

to be due and payable immediately. This is called an acceleration of the maturity. If the maturity of any Subordinated Debt Securities has been accelerated, but a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of the affected series may, under certain circumstances, cancel the acceleration.

        Unless otherwise indicated in your prospectus supplement, no event or circumstance relating to our payment obligations on your Subordinated Debt Securities, including any failure or inability on our part to make such payments when due and payable, will constitute an "event of default" or permit the subordinated trustee or any holders thereof to accelerate the maturity of your Subordinated Debt Securities in the manner discussed above. Your prospectus supplement will specify whether one or more events of default apply to your Subordinated Debt Securities and describe those events of default, if any.

        Events or circumstances relating to our payment obligations on any series of Subordinated Debt Securities that may permit the subordinated trustee or the holders of the Subordinated Debt Securities to exercise remedies against us will be referred to in the related prospectus supplement using a term or terms other than "event of default". In general, we expect that such events or circumstances will fall into one of two categories:

  •
  those which may, if specified conditions are met, permit the subordinated trustee or holders of the Subordinated Debt Securities to commence a proceeding in England and Wales (but not elsewhere) for our winding-up and/or a proceeding for the collection of the sums due and unpaid; or

  •
  those which may, if specified conditions are met, permit the subordinated trustee or holders of the Subordinated Debt Securities to commence a proceeding in England and Wales (but not elsewhere) for our winding-up, but to exercise no other legal remedy.

        In this prospectus, we refer to the first type of event or circumstance as a "default" and to the second type of event or circumstance as a "solvency event". We may use different terms to describe defaults and solvency events in your prospectus supplement, including, in the case of defaults, "payment defaults", "dated security defaults", "perpetual security defaults", "capital defaults" or "capital security defaults", or other like terms, and, in the case of solvency events, "payment events", "capital events" or "subordinated capital events", or other like terms.

        Your prospectus supplement will specify whether one more defaults or solvency events apply to your Subordinated Debt Securities and describe those defaults and/or solvency events, if any, as well as the remedies available following the occurrence thereof.

        Notwithstanding the above, it will not be a default or solvency event in respect of a series of Subordinated Debt Securities if a payment of principal or interest is not made:

  •
  in order to comply with a statute, regulation or order of any court of competent jurisdiction; or

  •
  where there is doubt as to the validity or applicability of any such statute, regulation or order, if we act on the advice given to us and to the subordinated trustee, in the form of a legal opinion acceptable to the subordinated trustee.

        In the second case, however, the subordinated trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises that the action is appropriate and reasonable. In this case, we will proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any statute, regulation or order then the payment shall become due and payable immediately after the subordinated trustee gives us written notice informing it of the determination.

        If an event of default, default or solvency event occurs, the subordinated trustee will have certain additional duties. In those situations, the subordinated trustee will be obligated to use its rights and powers under the subordinated indenture, and in so doing, to use the same degree of care and skill in its exercise of the rights and powers vested in it by the subordinated indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the request of any holder of Subordinated Debt Securities, unless such holder shall have offered to the subordinated trustee security and indemnity satisfactory to the subordinated trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture. Subject to these subordinated indenture provisions for the indemnification of the subordinated trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series will, subject to certain limitations, have the right to direct the time, method and place of conducting any proceeding seeking any remedy available to the subordinated trustee.

        Before holders are allowed to bypass the subordinated trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the Subordinated Debt Securities, all of the following must generally occur:

  •
  such holders must give the subordinated trustee written notice that an event of default, default or solvency event has occurred, and such event of default, default or solvency event must not have been cured or waived;

  •
  holders of at least 25% of the aggregate principal amount of the outstanding Subordinated Debt Securities of that series must make a written request that the subordinated trustee take action because of the event of default, default or solvency event and they or other holders must offer to the trustee indemnity satisfactory to the subordinated trustee against the cost and other liabilities of taking that action;

  •
  the subordinated trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority of the aggregate principal amount of the outstanding Subordinated Debt Securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of at least 25% of the aggregate principal amount of the outstanding Subordinated Debt Securities of that series.

        However, if we fail to perform or observe any of our obligations or covenants under any series of Subordinated Debt Securities or the subordinated indenture (other than any obligation or covenant (i) with respect to the payment of any principal or interest on the Subordinated Debt Securities of such series or (ii) which has expressly been included in the subordinated indenture solely for the benefit of Subordinated Debt Securities other than the Subordinated Debt Securities of such series) and such failure continues for a period of 30 days after the date on which there has been given, by registered or certified mail, to us by the subordinated trustee or to us and the subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series a written notice specifying such default or breach and requiring it to be remedied, then the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series may institute such proceedings or take such other actions as they shall determine in their sole discretion to enforce such obligation or covenant; provided that we shall not as a consequence of such proceedings or other actions be obliged to pay any sum or sums representing or measured by reference to the principal or interest in respect of the Subordinated Debt Securities of such series sooner than the same would otherwise have been due and payable.

        You are, moreover, entitled at any time to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest as may be set forth in the applicable prospectus supplement, if any, on such Subordinated Debt Securities on the respective stated maturities, if any, thereof or on the date any such payment is otherwise due and payable as provided in the subordinated indenture or the Subordinated Debt Securities. Notwithstanding the foregoing, following delivery of a deferral notice in the circumstances and to the extent provided for in the applicable prospectus supplement, we will be entitled to defer the due date for payment of any principal (or premium, if any, on) or interest in respect of any series of Subordinated Debt Securities. As a result, we will not have to make that payment on the date that it would otherwise have become due and payable.

        The subordinated trustee will, within 90 days of an event of default, default or solvency event with respect to Subordinated Debt Securities of any series, give to each holder of the Subordinated Debt Securities of the affected series notice of any such event of default, default or solvency event it knows about, unless such event of default, default or solvency event has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on the affected Subordinated Debt Securities, the subordinated trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.

  No Set-off or Counterclaim

        By acceptance of the Subordinated Debt Securities, holders of the Subordinated Debt Securities and the subordinated trustee, on behalf of such holders, will be deemed to have waived any right of set-off or counterclaim that such holders might otherwise have against us whether prior to or in any bankruptcy or winding up. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of Subordinated Debt Securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

  We Will Give the Subordinated Trustee Information about Defaults Annually

        We will furnish the subordinated trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the subordinated trustee with written notice within five days of our becoming aware of any event of default, or event that could mature into an event of default, under the subordinated indenture.

  Waivers of Certain Defaults

        The holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of a particular affected series may generally also waive any events of default, defaults and solvency events. If this happens, the relevant event of default, default or solvency event will be treated as if it had not occurred. No one, however, can waive defaults by us in the payment of the principal of (and premium, if any, on) and interest, if any, on any such Subordinated Debt Securities or in respect of a covenant or a provision that under the subordinated indenture (together with any related amendments or supplements thereto) cannot be modified or amended without the consent of each holder of the outstanding Subordinated Debt Securities of such a series.

Consolidation, Merger and Sale or Lease of Assets

        Unless otherwise indicated in your prospectus supplement, we may, without the consent of the holders of any Subordinated Debt Securities, consolidate with or merge into or transfer or lease our properties and assets substantially as an entirety, provided, however, that any successor corporation formed by any such consolidation or merger or any such transferee or lessee of our assets is a corporation or other person organized and validly existing under the laws of a member country of the Organisation for Economic Co-operation and Development that assumes our obligations on the Subordinated Debt Securities and the subordinated indenture, and a number of other conditions are met.

        Note that any such conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the securities or assets or another entity, any transaction that involves a change of control of Prudential but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Modifications

        Under certain circumstances, we can make changes to the subordinated indenture and the Subordinated Debt Securities. The following three types of changes are possible.

  Changes Requiring Approval by each Holder

        The first type of change comprises changes that cannot be made without the specific approval of each holder of each affected series of Subordinated Debt Securities. Unless your prospectus supplement provides otherwise, these include changes that:

  •
  change the stated maturity of the principal or any interest on any Subordinated Debt Security;

  •
  add a stated maturity to perpetual Subordinated Debt Securities with no stated maturity;

  •
  reduce the rate or amount of any interest;

  •
  reduce the principal or any premium payable on redemption;

  •
  change redemption dates to the detriment of any holder;

  •
  change the place or currency of payment;

  •
  change the right of holders to waive an existing default by majority vote;

  •
  impair the right to sue for payment;

  •
  reduce the percentage of holders who must consent to a waiver or amendment of the subordinated indenture or the waiver of defaults;

  •
  modify the provisions of the subordinated indenture with respect to the subordination of the Subordinated Debt Securities in a manner adverse to any holder; and

  •
  make any change to the list of changes that requires the approval of each holder, including the foregoing.

  Changes Requiring 50% Approval

        The second type of change comprises changes that require approval by the holders of at least 50% of the aggregate principal amount of the outstanding Subordinated Debt Securities of each affected series. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders in any material respect.

  Changes Not Requiring Approval

        The third type of change does not require any approval by holders of Subordinated Debt Securities. This type is generally limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. We may, however, be permitted to materially vary the terms of the Subordinated Debt Securities without any requirement for the consent or approval of any holder in certain circumstances. If we have such an option, your prospectus supplement will include the relevant terms and conditions applicable thereto.

  FSA Approvals

        In addition to the foregoing, a variation in the terms and conditions of the Subordinated Debt Securities of any series, which may include modifications relating to the status, subordination, redemption, repurchase, events of default, defaults or solvency events, with respect to such Subordinated Debt Securities, may require prior notice of the proposed modification to, and the consent or approval of, the FSA.

Waivers of Certain Covenants

        Our obligations to comply with certain restrictive covenants in the subordinated indenture pertaining to corporate existence and maintenance of certain agencies may be waived by holders of not less than a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of each affected series. See also the discussion in "—Defaults, Remedies and Waivers of Default—Waivers" with respect to the ability of holders to waive events of default, defaults and solvency events.

Further Issuances

        We may from time to time, without notice to or the consent of the holders of the outstanding Subordinated Debt Securities of a series, create and issue under the applicable indenture (together with any related amendments or supplements thereto) further Subordinated Debt Securities of such series ranking pari passu with such outstanding Subordinated Debt Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further Subordinated Debt Securities or except for the first payment of interest following the issue date of such further Subordinated Debt Securities) and so that any further Subordinated Debt Securities of such series shall be consolidated and form a single series with the outstanding Subordinated Debt Securities of such series and shall have the same terms as to status, redemption or otherwise as such outstanding Subordinated Debt Securities.

Notices

        Notices to holders of Subordinated Debt Securities in registered form will be given by mail to the addresses of such holders as they appear in the security register.

Title

        We, the subordinated trustee and any of our agents or any agents of the subordinated trustee may treat the registered owner of any Subordinated Debt Security in registered form as the absolute owner thereof (whether or not such security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Consent to Service; Jurisdiction

        We have appointed Jackson National Life Insurance Company at 1 Corporate Way, Lansing, Michigan 48951, as our authorized agent for service of process in any suit or proceeding to which we are party arising out of or relating to the Subordinated Debt Securities or the subordinated indenture that may be instituted in any federal or state court in the Borough of Manhattan in New York City and have submitted to the jurisdiction of those courts. Notwithstanding the foregoing, actions relating to the Subordinated Debt Securities or the subordinated indenture may (subject to the limitations on enforcement described in this prospectus and, if applicable, in your prospectus supplement) be instituted by the holder of any Subordinated Debt Security in any competent court in England and Wales.

Governing Law

        In accordance with the guidelines of the FSA, the subordination provisions in the subordinated indenture and with respect to the Subordinated Debt Securities will be governed by and construed in accordance with English law, with the intention that such provisions be given full effect in any insolvency proceeding relating to us in England and Wales. All other provisions in the subordinated indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE PREFERENCE SHARES

        The following is a summary of the general terms of the preference shares of any series that may be offered pursuant to this prospectus, including any preference shares that may be issuable upon conversion or exchange of a class of Subordinated Debt Securities (any such preference shares, the "Preference Shares"). The Preference Shares will be offered in the form of American depositary shares ("ADSs"). The general terms of a particular series of Preference Shares will be summarized in the prospectus supplement relating to the series of Preference Shares or the Subordinated Debt Securities that are convertible or exchangeable into Preference Shares of that series. The general terms of a particular series of Preference Shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. This summary does not purport to be complete and is subject to, and qualified by, our Articles and any resolutions passed by our board of directors or a committee thereof in connection with an issuance of Preference Shares. A copy of the Articles has been filed as exhibit to the registration statement and copies of the relevant resolutions will be filed in connection with the applicable prospectus supplement. Currently, we do not have outstanding any series of Preference Shares.

General

        Under our Articles, our board of directors or a committee authorized by it can authorize the issuance of one or more series of Preference Shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit, including dollar-denominated Preference Shares with a nominal value of $0.01 per share (the "dollar Preference Shares"), pounds sterling- denominated Preference Shares with a nominal value of £0.01 per share (the "sterling Preference Shares") or euro-denominated Preference Shares with a nominal value of €0.01 per share (the "euro Preference Shares"), subject to the limitations set out in our Articles. For each Preference Share of a particular series that is issued, an amount equal to the share's nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share's issue price and its nominal value in general will be credited to our share premium account.

        Unless otherwise provided in the applicable prospectus supplement, the Preference Shares of a series will be dollar Preference Shares with a nominal value per share, dividend rights, redemption price and liquidation value per share stated in U.S. dollar-denominated terms, and will be issued only in fully paid form.

        Unless otherwise provided in the applicable prospectus supplement, the Preference Shares of any series will initially be issued in bearer form and deposited with Citibank, N.A. (the "depositary bank"), against the issuance of ADSs, evidenced by American Depositary Receipts ("ADRs"), upon receipt of payment for the Preference Shares. The Preference Shares of a particular series deposited under the deposit agreement will be represented by ADSs of a corresponding series. Preference Shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the Preference Shares of that series. Preference Shares of each series that are withdrawn from deposit will be transferable separately. See "Description of American Depositary Shares."

        The holder may transfer title to Preference Shares of any series in registered form only by transfer and registration on the register for the Preference Shares of the relevant series. Preference Shares of any series in registered form may not be exchanged, in whole or in part, for Preference Shares of the series in bearer form. The registration of transfer of Preference Shares of any series may be made only on the register for the Preference Shares of the series kept by the registrar at its office in the United

Kingdom. See "Registrar and Paying Agent" below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. English law does not currently limit the right of non-resident or foreign owners to acquire freely Preference Shares of any series or, when entitled to vote Preference Shares of a particular series, vote freely the Preference Shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of Preference Shares of any series.

        The Preference Shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the Preference Shares of a particular series states otherwise. The holder of the Preference Shares should pay particular attention to the following specific terms relating to his or her particular series of shares, including:

  •
  the designation of the Preference Shares of the series and number of shares offered in the form of ADSs;

  •
  the liquidation value per share of the Preference Shares of the series;

  •
  the price at which the Preference Shares of the series will be issued;

  •
  the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

  •
  any redemption provisions; and

  •
  any other rights, preferences, privileges, limitations and restrictions related to the Preference Shares of the series.

Dividends

        The holders of the Preference Shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution (which will be determined in accordance with the Articles and the Companies Act 2006) on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

        The prospectus supplement relating to each series of Preference Shares (or, in the case of Subordinated Debt Securities convertible or exchangeable into Preference Shares, the prospectus supplement relating to such Subordinated Debt Securities) shall designate whether dividends on the Preference Shares to be issued, either directly or upon conversion or exchange, are cumulative or non-cumulative.

        Unless the prospectus supplement relating to the Preference Shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors' opinion, not sufficient to enable us to pay in full on the same date both dividends on the Preference Shares of the series and the dividends on any other shares that have an equal right to dividends as the Preference Shares of that series, we are required first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the Preference Shares, and second, to pay dividends on the Preference Shares of the series and any other shares ranking equally with the Preference Shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and, in the event that we issue cumulative Preference Shares, any arrears on past cumulative dividends on any shares ranking equally in the right to dividends with the Preference Shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

        The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. Unless the prospectus supplement relating to the Preference Shares of a particular series states otherwise, the dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

        In the case of Preference Shares of any series that we designate as non-cumulative, if a dividend, or a portion of it, on the Preference Shares of such series is not required to be paid and is not paid on the relevant date scheduled for payment, then holders of Preference Shares of such series will lose the right they had to a dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the Preference Shares of such series are paid for any future dividend period.

        We will fix a date to pay dividends on the Preference Shares of any series to the record holders who are listed on the register as the holders of the Preference Shares on the relevant record date. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a U.S. dollar check drawn on a bank in London or New York City and mailed to the holder at the address that appears on the register for the Preference Shares. If the date we have scheduled to pay dividends on the Preference Shares of any series is not a day on which banks in London and New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of ADSs, see "Description of American Depositary Shares—Dividends and Other Distributions."

        Unless the prospectus supplement relating to the Preference Shares of a particular series states otherwise, if we have not paid the dividend payable, if any, on our Preference Shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted to declare or pay dividends or distributions on any class of our shares ranking junior to, or pari passu with, in the right to dividends our Preference Shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends payable, if any, on our Preference Shares of such series and those ranking equally as to dividends with the Preference Shares of such series for the same dividend period or for such other additional periods as may be specified in the prospectus supplement relating to Preference Shares of that series.

        Except as provided in this prospectus and in the prospectus supplement relating to the Preference Shares of a particular series, the holders of the Preference Shares of any series do not have the right to share in our profits.

Liquidation Rights

        On a return of capital on a winding-up or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the Preference Shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar Preference Shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking equal to or in priority to the series will be entitled to receive payment in U.S. dollars out of any assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking below the Preference Shares of the series. Preference Shareholders will be entitled to a payment equal to the amount paid up (or credited as paid up) on each Preference Share together with any premium on such share as may be determined in accordance with the prospectus supplement relating to such Preference Share plus, in the case of any series of cumulative Preference Shares, if any, accrued dividends unless there are insufficient assets available for distribution in which case Preference Shareholders will be entitled to share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. Preference Shareholders will have no further right to participate in a return of capital.

Redemption and Purchase

        Unless the relevant prospectus supplement specifies otherwise and subject to the Companies Act 2006, we will have the right, at our option, to redeem the whole or any part of any series of Preference Shares at certain times determined in accordance with our Articles and specified in the relevant prospectus supplement. In respect of each dollar Preference Share redeemed, we shall pay in U.S. dollars the aggregate of the nominal value of such Preference Share and any premium credited as paid up on such share at the time it was issued, together with accrued dividends as at the date of redemption and a redemption premium calculated pursuant to a formula set forth in the applicable prospectus supplement, which formula shall be chosen by us from among several possible formulas set forth in our Articles.

        If we wish to redeem Preference Shares of any series, we must provide notice to the depositary bank and each record holder of the Preference Shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

  •
  the redemption date,

  •
  the particular Preference Shares to be redeemed,

  •
  the redemption price (including, in the case of any series of cumulative Preference Shares, if any, details of any accrued dividends to be included and stating that dividends on the Preference Shares will cease to accrue on redemption), and

  •
  the place or places where documents of title relating to the Preference Shares are to be presented for redemption and payment for them will be made.

        The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the Preference Shares due for redemption will cease accruing on the relevant redemption date. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a U.S. dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or New York City. The holder of the Preference Shares to be redeemed must deliver to us the relevant share certificates at the place specified in the notice of redemption. In the event that any date on which any payment relating to the redemption of Preference Shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment payable in these circumstances. Preference Shares will only be treated as redeemed when, and dividends will continue to accrue until, all redemption payments together with all accrued dividends have been paid. For information regarding redemption of Preference Shares represented by ADSs, see "Description of American Depositary Shares—Redemption of ADSs."

        We may, unless the relevant prospectus supplement specifies otherwise, at any time purchase outstanding Preference Shares of any series in the open market, by tender to all holders of Preference Shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles, applicable law (including the Companies Act 2006 and U.S. federal securities laws) and applicable regulations of the FSA in its capacity as the United Kingdom Listing Authority. Any Preference Shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing requirements of the FSA and except as may be otherwise indicated to us by the FSA, we can redeem or purchase Preference Shares of any series only if we have given at least six months' notice to the FSA and the FSA has consented to such redemption (including consent in the form of the grant of a waiver) prior to such redemption date.

Voting Rights

        The holders of the Preference Shares having a registered address within the United Kingdom will be entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as otherwise set forth in the prospectus supplement relating to any particular series of Preference Shares.

        Holders of the Preference Shares may have the right to vote separately as a class in the circumstances described below under the heading "Variation of Rights."

Variation of Rights

        The rights, preferences or restrictions attached to the Preference Shares may be varied by the consent in writing of the holders of at least three-quarters of the Preference Shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Preference Shares as a single class regardless of series.

        The rights, preferences or restrictions of any particular series of Preference Shares may be varied on a different basis to other series of Preference Shares by the consent in writing of the holders of at least three-quarters of the Preference Shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Preference Shares of that series.

        An extraordinary resolution requires the approval of at least three-quarters of those shareholders who are entitled to attend and vote in respect of the resolution. Two persons holding or representing by proxy at least one-third of the outstanding Preference Shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

        We may create or issue any shares of any class, or any securities convertible or exchangeable into shares of any class, that rank equally with the Preference Shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the Preference Shares, without the rights of the Preference Shares of any series being deemed to be varied or abrogated.

        The rights attached to the Preference Shares will not be deemed to be varied or abrogated by any purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such Preference Shares.

Registrar and Paying Agent

        Our registrar, Equiniti, presently located at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA, United Kingdom, will act as registrar and paying agent for the Preference Shares of each series.

DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

        Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, 14th Floor, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. London, located at Citigroup Centre, 25 Canada Square, London, E14 5LB.

        We appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov). Please refer to Registration Number 333-117706 when retrieving such copy.

        This is a summary description of the material terms of the ADSs and of the material rights of an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

        Each ADS represents the right to receive one Preference Share on deposit with the custodian. An ADS will also represent the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Preference Shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

        As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

  Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the Custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

  Distributions of Shares

        Whenever we make a free distribution of Preference Shares for the securities on deposit with the custodian, we will deposit the applicable number of Preference Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Preference Shares deposited or modify the ADS-to-Preference Shares ratio, in which case each ADS you hold will represent rights and interests in the additional Preference Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-Preference Shares ratio upon a distribution of Preference Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Preference Shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the Preference Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

  Distribution of Rights

        Whenever we intend to distribute rights to purchase additional Preference Shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Preference Shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

  •
  we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

  •
  we fail to deliver satisfactory documents to the depositary bank; or

  •
  it is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

  Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practical and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash of additional ADSs, depending on what a shareholder in England would receive upon failing to make an election, as more fully described in the deposit agreement.

  Other Distributions

        Whether we intend to distribute property other than cash, Preference Shares or rights to purchase additional Preference Shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

  •
  we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

  •
  we do not deliver satisfactory documents to the depositary bank; or

  •
  the depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such sale will be distributed to holders as in the case of a cash distribution.

  Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will mail notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Preference Shares

        The Preference Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such Preference Shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Preference Shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Preference Shares

        The depositary bank may create ADSs on your behalf if you or your broker deposit Preference Shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Preference Shares to the custodian. Your ability to deposit Preference Shares and receive ADSs may be limited by legal considerations in the United States and England and Wales applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Preference Shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of Preference Shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

  •
  the Preference Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

  •
  all preemptive (and similar) rights, if any, with respect to such Preference Shares have been validly waived or exercised;

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  you are duly authorized to deposit the Preference Shares;

  •
  the Preference Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement); and

  •
  the Preference Shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfer of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

  •
  ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

  •
  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

  •
  provide any transfer stamps required by the State of New York or the United States; and

  •
  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Preference Shares at the custodian's offices. Your ability to withdraw the Preference Shares may be limited by U.S. and English and Welsh considerations applicable at the time of withdrawal. In order to withdraw the Preference Shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Preference Shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Preference Shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

  •
  temporary delays that may arise because (i) the transfer books for the Preference Shares or ADSs are closed, or (ii) Preference Shares are immobilized on account of a shareholders' meeting or a payment of dividends;

  •
  obligations to pay fees, taxes and similar charges; and

  •
  restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the Preference Shares represented by your ADSs. The voting rights of holders of Preference Shares are described in "Description of Preference Shares—Voting Rights".

        At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by the ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with such voting instructions.

        Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

        As an ADS holder, you will be required to pay the following service fees to the depositary bank:

	Service	Fees
•	Issuance of ADSs	Up to U.S. 5¢ per ADS issued
•	Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled
•	Exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS issued
•	Distribution of cash dividends	No fee (so long as prohibited by NYSE)
•	Distribution of ADSs pursuant to stock dividend or other free stock distributions	No fee (so long as prohibited by NYSE)
•	Distributions of cash proceeds (i.e., upon sale of rights or other entitlements)	Up to U.S. 2¢ per ADS held
•	Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to U.S. 5¢ per share (or share equivalent) distributed
•	Annual Depositary Services Fee
To the extent permitted by the exchange upon which ADSs are listed, annually up to U.S. 2¢ per ADS held at the end of each calendar year, except to the extent of any cash dividend fee(s) charged during such calendar year

        As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

  •
  fees for the transfer and registration of Preference Shares charged by the registrar and transfer agent for the Preference Shares in England (i.e., upon deposit and withdrawal of Preference Shares);

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  expenses incurred for converting foreign currency into U.S. dollars;

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  expenses for the cable, telex and fax transmissions and for delivery of securities;

  •
  taxes and duties upon the transfer of securities (i.e., when Preference Shares are deposited or withdrawn from deposit); and

  •
  fees and expenses incurred in connection with the delivery or servicing of Preference Shares on deposit.

        We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Preference Shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination.

        Upon termination, the following will occur under the deposit agreement:

  •
  for a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the Preference Shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those Preference Shares on the same terms as prior to the termination. During such six-month period the depositary bank will continue to collect all distributions received on the Preference Shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs; and

  •
  after the expiration of such six months' period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  we and the depositary bank are obligated only to take the actions specifically stated in the depositary agreement without negligence or bad faith;

  •
  the depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement;

  •
  the depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Preference Shares, for the validity or worth of the Preference Shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice;

  •
  we and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement;

  •
  we and the depositary bank disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Memorandum and Articles of Association, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control;

  •
  we and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Memorandum and Articles of Association or in any provisions of securities on deposit;

  •
  we and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Preference Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information;

  •
  we and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Preference Shares but is not, under the terms of the deposit agreement, made available to you;

  •
  we and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties; and

  •
  we and the depositary bank also disclaim any liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Pre-Release Transactions

        The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of Preference Shares or release Preference Shares before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

  •
  distribute the foreign currency to holders for whom the distribution is lawful and practical; or

  •
  hold the foreign currency (without liability for interest) for the applicable holders.

GLOBAL SECURITIES

What is a Global Security?

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as, for example, Senior Debt Securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated."

        As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security. If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Depositary Arrangements

        The Senior Debt Securities of a series and the Subordinated Debt Securities of a series may be represented in whole or in part by one or more global securities that will be registered in the name of, or in the name of a nominee of, and deposited with, or on behalf of, DTC or a common depositary for Euroclear and Clearstream (the "depositary"). Global securities will be issued in registered form unless your prospectus supplement provides otherwise. Unless and until it is exchanged for securities in definitive form, any such global security may not be transferred except as a whole by the relevant depositary to its nominee, or vice versa, or by a nominee to another nominee of such depositary or, in either case, to a successor of such depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of Senior Debt Securities and Subordinated Debt Securities will be described in the related prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit the accounts of persons entitled thereto with the respective beneficial interests in the principal amounts of the debt securities represented by such global security. Such accounts shall be designated by the underwriters, dealers or agents with respect to the Senior Debt Securities or Subordinated Debt Securities, or by us if we offer and sell the Senior Debt Securities or Subordinated Debt Securities directly. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security or its nominee (such persons, "participants") or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) for such global security and on the records of participants (with respect to interests of persons who hold interests through participants).

        So long as the relevant depositary, or its nominee, is the registered owner of such global security, it will be considered the sole owner or holder of the relevant Senior Debt Securities and/or Subordinated Debt Securities represented by such global security for all purposes under the senior indenture and/or subordinated indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of securities of such series in definitive form and will not be considered the owners or holders thereof. Such owners of beneficial interests will not have the direct right to act upon any solicitation for actions from holders of the securities and will be permitted to act only to the extent appropriate proxies to do so from DTC, Euroclear or Clearstream, as applicable, have been received. Similarly, upon the occurrence of an event of default under the Senior Debt Securities or an event of default, default or solvency event under the Subordinated Debt Securities, unless and until securities in definitive form are issued, owners of beneficial interests in global securities will be restricted to acting only to the extent appropriate proxies have been received from DTC, Euroclear or Clearstream, as applicable.

        Any payments of principal, interest or premium on Senior Debt Securities or Subordinated Debt Securities registered in the name of a depositary or its nominee will be made to it as the registered owner of the global security representing such securities. Neither we, nor any of the applicable trustees, paying agents or security registrars for such securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, interest or premium, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of such series represented by such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities payable to bearer or registered in "street name," and will be the responsibility of such participants.

Special Investor Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. As discussed above, we do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        Investors holding indirect interests in global securities should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be set forth in your prospectus supplement;

  •
  the laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to transfer beneficial interests in a global security;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form or as may be described in your prospectus supplement;

  •
  in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and other agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and other agents also do not supervise the depositary in any way;

  •
  the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        If a depositary for a global security in respect of a series of Senior Debt Securities or Subordinated Debt Securities is at any time unwilling or unable to continue as depositary, and we do not appoint a successor depositary within 120 days, or in the event of our winding up we fail to make any payment on any Senior Debt Securities or Subordinated Debt Securities when due, and the applicable trustee has received notice from the registered owner of such global security requesting the exchange of a specified amount of such Senior Debt Securities or Subordinated Debt Securities for securities in definitive form, we will issue registered securities in respect of the Senior Debt Securities or Subordinated Debt Securities of such series in definitive form in exchange for the global security representing such series of Senior Debt Securities or Subordinated Debt Securities.

        We may also at any time and in our sole discretion determine that the Senior Debt Securities or Subordinated Debt Securities of any series represented by one or more global securities shall no longer be represented by such global security or securities. In such event, we will issue registered securities in respect of the Senior Debt Securities or Subordinated Debt Securities of such series in definitive form. Further, if we so specify with respect to the Senior Debt Securities or Subordinated Debt Securities of a series, you may, on terms acceptable to us and the depositary for such global security, receive registered securities of such series in definitive form.

        In any such instance, you will be entitled to physical delivery in definitive form of registered securities of the series of Senior Debt Securities or Subordinated Debt Securities represented by such global security, equal in principal amount to your beneficial interest, and to have such securities registered in your name.

        Senior Debt Securities or Subordinated Debt Securities of any series so issued in definitive form will only be issued as registered securities in authorized minimum denominations and bearing any applicable restrictive legend. We believe that, for holders resident in the United States for tax purposes, there should be no tax consequences associated with an exchange of registered securities in global form for registered securities in definitive form.

        If we issue Senior Debt Securities or Subordinated Debt Securities in definitive form in exchange for a particular global security, the relevant depositary, as holder of that global security, will surrender it against receipt of the Senior Debt Securities or Subordinated Debt Securities in definitive form, cancel the book-entry Senior Debt Securities or Subordinated Debt Securities of that series, and distribute through DTC, Euroclear or Clearstream, as the case may be, the Senior Debt Securities or Subordinated Debt Securities in definitive form of that series to the persons and in the amounts specified by DTC, Euroclear or Clearstream, as the case may be.

        To the extent permitted by law, we, the applicable trustees, paying agents or security registrars shall be entitled to treat the person in whose name any Senior Debt Security or Subordinated Debt Security in definitive form is registered as the absolute owner. Payments in respect of a Senior Debt Security or Subordinated Debt Security in definitive form will be made to the person in whose name the definitive Senior Debt Security or Subordinated Debt Security is registered as it appears in the register for that series. They will be made by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register. In the event of a redemption, Senior Debt Securities or Subordinated Debt Securities issued in definitive form should be presented to the applicable paying agent for redemption.

        Holders of Senior Debt Securities or Subordinated Debt Securities in definitive form will have the direct right to act upon any solicitation for actions from holders of the Senior Debt Securities or Subordinated Debt Securities, including upon the occurrence of an event of default under the Senior Debt Securities or an event of default, default or solvency event under the Subordinated Debt Securities, and will not be required to rely upon receipt of proxies from DTC, Euroclear or Clearstream.

        Securities in registered form may be broken into more securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the securities) or combined into fewer securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange." Senior Debt Securities or Subordinated Debt Securities of any series issued in definitive form will be exchangeable for other Senior Debt Securities or Subordinated Debt Securities of the same series, of a like aggregate principal amount and tenor and of different authorized denominations. A Senior Debt Security or Subordinated Debt Security issued in definitive form may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge but subject to payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected after the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the senior trustee and the subordinated trustee as the security registrars under the relevant indentures. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) that we have initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        If the Senior Debt Securities of a series or the Subordinated Debt Securities of a series are redeemed in part, we will not be required to:

  •
  issue, register the transfer of or exchange the securities of any such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

CLEARANCE AND SETTLEMENT

        Senior Debt Securities or Subordinated Debt Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, Clearstream and Euroclear. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the debt securities will be cleared and settled on a delivery against payment basis.

        Global securities will be registered in the name of and deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, and any other clearing system identified in the applicable prospectus supplement.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in debt securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearing system that is described in the applicable prospectus supplement. The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to the investor's interest in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

        The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to investors' interests in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

        Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the actions of DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the records kept by DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Euroclear and Clearstream and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

  DTC

        DTC has advised us as follows:

  •
  DTC is:

  (a)
  a limited purpose trust company organized under the laws of the State of New York,

    (b)
    a "banking corporation" within the meaning of New York Banking Law,

    (c)
    a member of the Federal Reserve System,

    (d)
    a "clearing corporation" within the meaning of the Uniform Commercial Code and

    (e)
    a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

  Clearstream

        Clearstream has advised us as follows:

  •
  Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

  •
  Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry charges to the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

  •
  Clearstream's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

  •
  Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

  Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear accountholders.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

  Other Clearing Systems

        We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

        The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

  Clearance and Settlement Procedures—DTC

        DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System.

        Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

  Clearance and Settlement Procedures—Euroclear and Clearstream

        We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.

        Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

  Trading between DTC Participants

        Secondary market trading of the debt securities between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

  Trading between Euroclear and/or Clearstream Accountholders

        We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

  Trading between a DTC Seller and a Euroclear or Clearstream Purchaser

        A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream accountholder. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment by the common depositary or free of payment.

        The beneficial interests in the debt securities will be credited by DTC to the common depositary. Euroclear or Clearstream, as applicable, will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

        Euroclear or Clearstream accountholders will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, accountholders may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to them, accountholders can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream accountholders purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each accountholder's particular cost of funds.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the common depositary on behalf of Euroclear or

Clearstream accountholders. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

TAXATION

        Your prospectus supplement will include a description of the material tax consequences of acquiring, owning and disposing of the securities under U.S. federal and U.K. income tax laws.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters,

  •
  through dealers,

  •
  through agents or

  •
  directly to purchasers.

        The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters, any applicable commissions or discounts, and any securities exchanges on which the securities may be listed. The expenses we incur in connection with the issuance and distribution of the securities and the net proceeds to us will also be set forth in the prospectus supplement.

        If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

        Securities may also be sold through agents that we designate from time to time, or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Prudential plc in the ordinary course of business.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be continued by the persons participating in the offering at any time.

        In the event that securities of any series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for such securities.

LEGAL OPINIONS

        Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our U.S. counsel, and by Slaughter and May, our English solicitors, and for the underwriters, dealers or agents by Cravath, Swaine & Moore LLP, London, England, their U.S. counsel, and by Allen & Overy LLP, their English solicitors.

EXPERTS

        The consolidated financial statements and condensed financial statement schedule of Prudential plc and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

        No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Prudential plc or any of the underwriters, dealers or agents. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Prudential plc since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

        All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prudential plc

Senior Debt Securities

Subordinated Debt Securities

Preference Shares

American Depositary Shares

Prospectus

September 30, 2011

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Article 196 of Prudential's articles of association provides:

        "The Company may indemnify any director, officer or employee of the Company or of any associated company against any liability and may purchase and maintain for any director, officer or employee of the Company or of any associated company insurance against any liability. No director of the Company or of any associated company shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company."

        Article 151 of Prudential's articles of association provides:

        "Without prejudice to the provisions of Article 196, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

  (a)
  a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

  (b)
  a trustee of any pension fund in which employees of the Company or any other body referred to in Article 151(a) is or has been interested,

  including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund."

        Sections 232 to 236 of the Companies Act 2006 provide as follows:

  "232. Provisions protecting directors from liability

  (1)
  Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

  (2)
  Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

  (a)
  section 233 (provision of insurance),

  (b)
  section 234 (qualifying third party indemnity provision), or

  (c)
  section 235 (qualifying pension scheme indemnity provision).

  (3)
  This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

  (4)
  Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest.

  233. Provision of insurance

        Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

  234. Qualifying third party indemnity provision

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

  (2)
  Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

    Such provision is qualifying third party indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director—

  (i)
  in defending criminal proceedings in which he is convicted, or

  (ii)
  in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

  (iii)
  in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

  (4)
  The references in subsection (3)(b) to a conviction, judgment or refusal of relief are the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction, judgment or refusal of relief becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

  235. Qualifying pension scheme indemnity provision

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to a qualifying pension scheme indemnity provision.

  (2)
  Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme.

    Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director in defending criminal proceedings in which he is convicted.

  (4)
  The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c 12) that is established under a trust.

  236. Qualifying indemnity provision to be disclosed in a directors' report

  (1)
  This section requires disclosure in directors' report of—

  (a)
  qualifying third party indemnity provision, and

  (b)
  qualifying pension scheme indemnity provision.

    Such provision is referred to in this section as "qualifying indemnity provision".

  (2)
  If when a directors' report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

  (3)
  If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

  (4)
  If when a directors' report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

  (5)
  If at any time during the financial year to which a directors' report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force".

        Section 1157 of the Companies Act 2006 provides as follows:

  "1157. Power of court to grant relief in certain cases:

  (1)
  If in proceedings for negligence, default, breach of duty or breach of trust against—

  (a)
  an officer of a company, or

  (b)
  a person employed by a company as auditor (whether he is or is not an officer of the company),

    it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

  (2)
  If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default breach of duty or breach of trust—

  (a)
  he may apply to the court for relief, and

  (b)
  the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

  (3)
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper".

        The Registrant has arranged appropriate insurance cover in respect of legal action against directors and senior managers of the Registrant and its consolidated subsidiaries. The Registrant also provides protections for its and its consolidated subsidiaries' directors and senior managers against personal financial exposure they may incur in their capacity as such. These include qualifying third party indemnity provisions for the benefit of directors of the Registrant and other such persons, including, where applicable, in their capacity as directors of the Registrant's consolidated subsidiaries.

Item 9.    Exhibits

Number	Description
1	Form of Underwriting Agreement.
3	Articles of Association of the Registrant.*
4.1	Indenture relating to the senior debt securities dated as of September 8, 2008 between Prudential plc and Wilmington Trust Company.**

Number	Description
4.2	Indenture relating to the subordinated debt securities dated as of September 8, 2008 between Prudential plc and Deutsche Bank Trust Company Americas.**
4.3	Form of global share warrant representing preference shares in bearer form.***
4.4	Form of share certificate representing preference shares in registered form.***
4.5	Form of ADR Deposit Agreement.***
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant.
5.2	Opinion of Slaughter and May, English solicitors to the Registrant.
12	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG Audit Plc.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Slaughter and May (included in 5.2 above).
25.1	Statement of Eligibility of Wilmington Trust Company, as Trustee on Form T-1 with respect to 4.1 above.
25.2	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Trustee on Form T-1 with respect to 4.2 above.

*
Incorporated by reference to the Annual Report on Form 20-F (File No. 1-15040) previously filed by Prudential plc with the Securities and Exchange Commission on June 22, 2010.

**
Filed as an exhibit to Registration Statement No. 333-153367 and incorporated herein by reference.

***
Filed as an exhibit to Registration Statement No. 333-117208 and incorporated herein by reference.

Item 10.   Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (5)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

    (6)
    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on September 30, 2011.

PRUDENTIAL PLC
By:	/s/ TIDJANE THIAM
Name:	Tidjane Thiam
Title:	Group Chief Executive

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HARVEY MCGRATH Harvey McGrath	Chairman	September 30, 2011
/s/ TIDJANE THIAM Tidjane Thiam	Group Chief Executive, Executive Director	September 30, 2011
/s/ NICOLAOS NICANDROU Nicolaos Nicandrou	Chief Financial Officer, Executive Director	September 30, 2011
/s/ ROBERT DEVEY Robert Devey	Executive Director	September 30, 2011
/s/ JOHN FOLEY John Foley	Executive Director	September 30, 2011
/s/ MICHAEL MCLINTOCK Michael McLintock	Executive Director	September 30, 2011
/s/ BARRY STOWE Barry Stowe	Executive Director	September 30, 2011
/s/ MICHAEL WELLS Michael Wells	Executive Director	September 30, 2011

Signature	Title	Date

Keki Dadiseth	Non-Executive Director
/s/ SIR HOWARD DAVIES Sir Howard Davies	Non-Executive Director	September 30, 2011
/s/ MICHAEL GARRETT Michael Garrett	Non-Executive Director	September 30, 2011
/s/ ANN GODBEHERE Ann Godbehere	Non-Executive Director	September 30, 2011
/s/ BRIDGET MACASKILL Bridget Macaskill	Non-Executive Director	September 30, 2011
/s/ PAUL MANDUCA Paul Manduca	Non-Executive Director	September 30, 2011
/s/ KATHLEEN O'DONOVAN Kathleen O'Donovan	Non-Executive Director	September 30, 2011
/s/ LORD ANDREW TURNBULL Lord Andrew Turnbull	Non-Executive Director	September 30, 2011
/s/ MICHAEL WELLS Michael Wells	Authorized Representative in the United States	September 30, 2011

EXHIBIT INDEX

Number	Description
1	Form of Underwriting Agreement.
3	Articles of Association of the Registrant.*
4.1	Indenture relating to the senior debt securities dated as of September 8, 2008 between Prudential plc and Wilmington Trust Company.**
4.2	Indenture relating to the subordinated debt securities dated as of September 8, 2008 between Prudential plc and Deutsche Bank Trust Company Americas.**
4.3	Form of global share warrant representing preference shares in bearer form.***
4.4	Form of share certificate representing preference shares in registered form.***
4.5	Form of ADR Deposit Agreement.***
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant.
5.2	Opinion of Slaughter and May, English solicitors to the Registrant.
12	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG Audit Plc.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Slaughter and May (included in 5.2 above).
25.1	Statement of Eligibility of Wilmington Trust Company, as Trustee on Form T-1 with respect to 4.1 above.
25.2	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Trustee on Form T-1 with respect to 4.2 above.

*
Incorporated by reference to the Annual Report on Form 20-F (File No. 1-15040) previously filed by Prudential plc with the Securities and Exchange Commission on June 22, 2010.

**
Filed as an exhibit to Registration Statement No. 333-153367 and incorporated herein by reference.

***
Filed as an exhibit to Registration Statement No. 333-117208 and incorporated herein by reference.